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                                                                    EXHIBIT 12.1


                           EARLE M. JORGENSEN COMPANY

                        STATEMENT OF COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                                   Year Ended March 31,
                                                         -------------------------------------
                                                              1999        1998          1997
                                                         ----------    ---------    ----------

Income (loss) before income taxes                          $ 26,028     $ 25,708     $(26,055)

Fixed charges to be added back to earnings:
   Interest and debt expense                                 41,751       41,521       41,223
   Rentals (one-third of all rent and related costs
     charged to income)                                       5,381        5,804        6,286
                                                           --------     --------     --------

     Total fixed charges                                     47,132       47,325       47,509
                                                           --------     --------     --------

Earnings before income taxes and fixed charges             $ 73,160     $ 73,033     $ 21,454
                                                           --------     --------     --------
                                                           --------     --------     --------

Ratio of earnings to fixed charges                             1.55         1.54         --
                                                           --------     --------     --------
                                                           --------     --------     --------

Amount by which earnings are inadequate to cover fixed
   charges                                                 $   --       $   --       $(26,055)
                                                           --------     --------     --------
                                                           --------     --------     --------
